UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On April 25, 2011, Westwood Holdings Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report on the voting results of its annual meeting of stockholders held on April 20, 2011 (the “Annual Meeting”), including, among other matters, the results of the advisory vote of stockholders regarding the frequency of advisory stockholder votes on the compensation of the Company’s executives (a “Say-On-Pay Vote”). This Form 8-K/A is being filed as an amendment to the Original Report to disclose the Company’s decision as to how frequently it will hold an advisory Say-On-Pay Vote.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders of the Company cast a non-binding advisory vote on the frequency of future advisory votes on the Company’s executive compensation. The results of that vote are as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
1,223,173	5,394	4,270,512	1,710,614	393,177

In response to the majority of stockholder votes cast for an advisory vote on executive compensation every three years, the Company has determined that an advisory vote on the compensation of its executive officers will be conducted every three years, until the next advisory vote on the frequency of advisory votes on executive compensation.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: July 20, 2011	/s/ William R. Hardcastle, Jr.
William R. Hardcastle, Jr.,
Chief Financial Officer